Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pangaea Logistics Solutions Ltd. of our report dated March 30, 2015 relating to the financial statements of Nordic Bulk Holding ApS, which appears in Pangaea Logistics Solutions Ltd.’s Annual Report on Form 10‑K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
December 11, 2015

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31
Strandvejen 44, 2900 Hellerup
T: 3945 3945, F: 3945 3987, www.pwc.dk